Exhibit 10.10.2

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.  This document may be used only in connection with our offer and sale of the securities hereunder.  You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else.  A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting ________ in the Human Resources department.
HealthSouth Corporation

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(Pursuant to the 2008 Equity Incentive Plan)

Option granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the “Summary”) previously delivered to you as the person to whom the Option is granted (“Grantee”) and/or displayed at the website of Smith Barney Benefit Access® (www.benefitaccess.com). The Summary, which specifies the name of Grantee, the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the electronic acceptance of the Summary are incorporated herein by reference.

1.GRANT OF OPTION. The Corporation hereby grants to Grantee the Option to purchase, on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to the number of shares specified in the Summary of the Corporation’s Common Stock, par value $.01 per share, at the exercise price per share set forth in the Summary, being not less than 100% of the Fair Market Value of such Common Stock on the Date of Grant. The Option is intended to constitute a non-qualified stock option and shall be administered consistently with such intent.

The Option is granted pursuant to the Corporation’s 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to Grantee electronically. The Option is subject in its entirety to all the applicable provisions of the Plan, which are hereby incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

2.PERIOD OF OPTION. Except as provided herein or as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the schedule set forth in the Summary. The Options may be exercised from time to time during the term of the Option set forth in the Summary as to the total number of shares allowable under this Paragraph 2, or any lesser amount thereof. The Option is not exercisable before or after the dates specified in the Summary.

3.METHOD OF EXERCISE OF OPTION. Subject to the provisions of Paragraph 2 hereof, the Option may be exercised in whole or in part by Grantee’s giving written notice, which notice may be given electronically, specifying the number of shares which Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker.

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Payment of the exercise price may be made in cash or shares of Common Stock, including, without limitation, a cashless exercise of the Option.

4.TERMINATION OF EMPLOYMENT.    The Option shall be subject to the lapse and forfeiture provisions of Section 15.8 of the Plan.

5.TAX ISSUES.
(a)    Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of the Award by the Corporation to Grantee pursuant to an election under Section 83(b) of the Code.
(b)    Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith as contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
(c)    Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) shares of Common Stock already owned for at least six months, (iii) delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee hereunder, or (iv) in a combination of such methods, as irrevocably elected by Grantee prior to the applicable tax due date with respect to the Option.
6.TRANSFERABILITY. Except as provided in Section 15.2 of the Plan, the Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution and is exercisable during Grantee’s lifetime only by Grantee, provided, however, that transfers for estate planning purposes are permitted so long as (w) the Grantee has satisfied his or her stock ownership requirements, (x) the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer, (y) the transferee qualifies as either an “employee” or a “family member” under those definitions set forth in Form S-8 under the 1933 Act and agrees to comply with all of the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgements made by the Grantee in connection with the grant of the Option, and (z) the transfer is not a “modification” or “extension” of the Option that would give rise to a “deferral of compensation” within the meaning of Section 409A of the Code.

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7.BINDING AGREEMENT. This Award Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.

8.ENTIRE AGREEMENT; AMENDMENT. This Award Agreement contains the entire agreement of the parties with respect to the Option granted hereby. This Award Agreement may be amended in accordance with the provisions of Section 17.2 of the Plan.

9.ACCEPTANCE OF AGREEMENT. By accepting the Summary electronically, Grantee confirms that the grant is in accordance with Grantee’s understanding and agrees to the terms of this Award Agreement and the terms of the Plan, all as of the Date of Grant.

10.APPLICABLE RECOUPMENT POLICY. This Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the Corporation (the “Board”), published with other Plan materials on the website of Smith Barney Benefit Access® (www.benefitaccess.com), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.

11.ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Option by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Option and the provisions of the Plan, the provisions of the Plan shall prevail.

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